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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                October 17, 2007
                                ----------------
                Date of Report (Date of earliest event reported)


                                AptarGroup, Inc.
                                ----------------
             (Exact name of registrant as specified in its charter)


        Delaware                     1-11846                  36-3853103
        --------                     -------                  ----------
    (State or other             (Commission File             (IRS Employer
    jurisdiction of                  Number)               Identification No.)
     incorporation)

       475 West Terra Cotta Avenue, Suite E, Crystal Lake, Illinois 60014
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                    (Address of principal executive offices)

        Registrant's telephone number, including area code: 815-477-0424.
                                                            -------------


                                       N/A
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          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.
            ---------------------------------------------

      On October 17, 2007, AptarGroup, Inc. ("AptarGroup") announced its results of operations and financial condition for the quarter ended September 30, 2007. The press release regarding this announcement is furnished as Exhibit 99.1 hereto.


      The information in Item 2.02 of this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.




Item 5.02   Departure of Directors or Certain Officers; Election of Directors;
            ------------------------------------------------------------------
            Appointment of Certain Officers; Compensatory Arrangements of
            -------------------------------------------------------------
            Certain Officers
            ----------------

     (e) On October 17, 2007, in connection with the previously announced appointment of Vice Chairman Peter Pfeiffer to succeed President and Chief Executive Officer Carl Siebel upon his retirement, AptarGroup entered into an Employment Agreement with Mr. Pfeiffer that pertains to his appointment as Chief Executive Officer beginning on January 1, 2008 (the "Employment Agreement"). The Employment Agreement provides for employment through December 31, 2010 at an initial salary of $750,000 per year, which amount may be increased (but not decreased) over the remaining term of the agreement. The Employment Agreement automatically extends for one additional year each December 31, unless terminated.

          If employment ends on account of death, Mr. Pfeiffer's estate will receive one-half of the annual salary that Mr. Pfeiffer would have received until the second anniversary of his death. If employment ends due to the expiration of the Employment Agreement, Mr. Pfeiffer is entitled to receive an amount equal to his salary until the first anniversary of the termination. If Mr. Pfeiffer is terminated without "cause" (as defined in the agreement), he is entitled to receive an amount equal to his salary until the date on which the agreement was scheduled to expire. If Mr. Pfeiffer's employment is terminated for any of the foregoing reasons or on account of disability or retirement during the third or fourth quarters of AptarGroup's fiscal year, he is entitled to receive any bonus payable, prorated for such fiscal year. If Mr. Pfeiffer terminates the agreement without "good reason" (as defined in the agreement) or AptarGroup terminates the agreement for cause, Mr. Pfeiffer is not entitled to payments under the Employment Agreement (other than certain accrued amounts and plan benefits which by their terms extend beyond termination of employment).

          After a change in control of AptarGroup, if Mr. Pfeiffer's employment is terminated by AptarGroup or its successor other than for cause, disability or death, or if Mr. Pfeiffer terminates his employment for "good reason," in each case within two years following the change in control, Mr. Pfeiffer is entitled to receive a lump-sum payment equal to (i) two times his highest annualized salary during the 12 month period preceding the termination and (ii) two times his highest annualized bonus in respect of the three fiscal years of AptarGroup immediately preceding the fiscal year in which the change in control occurs, plus a prorated annual bonus and the continuation of life insurance benefits for two years. In the event that such payments subject Mr. Pfeiffer to excise tax under Section 4999 of the Internal Revenue Code, Mr. Pfeiffer would generally be entitled to receive a "gross-up" payment to reimburse him for such excise tax. The agreement contains certain noncompetition and nonsolicitation covenants prohibiting Mr. Pfeiffer from, among other things, becoming employed by a competitor of AptarGroup for a period of one or two years following termination (depending on the nature of the termination).


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


          Because Mr. Pfeiffer is a citizen and principal resident of Germany, certain employment benefits, including medical and life insurance benefits, and retirement benefits have been provided in existing agreements between Mr. Pfeiffer and a German subsidiary of AptarGroup. On October 17, 2007, AptarGroup's German subsidiary entered into a new Employment Agreement and Supplement to the Pension Scheme Arrangement with Mr. Pfeiffer. The new German Employment Agreement, which does not provide for salary in addition to the salary described above, becomes effective on January 1, 2008 and the existing German Employment Agreement terminates on that date. The Supplement to the Pension Scheme Arrangement provides for a one percent increase in Mr. Pfeiffer's pension benefit for each year of employment after age 60 until he attains 65 years of age.

          The description of the Employment Agreement, the new German Employment Agreement, and the Supplement to the Pension Scheme Arrangement in this Item 5.02 are qualified in their entirety by reference to the full text of these agreements, copies of which are attached hereto as Exhibits 10.1, 10.2, and 10.3, and incorporated herein by reference.

          On October 17, 2007, in connection with the previously announced retirement of President and Chief Executive Officer Carl Siebel that will be effective December 31, 2007, AptarGroup entered into a one-year Consulting Agreement with Carl Siebel Consulting GmbH, to become effective January 1, 2008 ("Consulting Agreement"). The Consulting Agreement may be extended by AptarGroup for additional one-year terms. Compensation for the consulting services to be provided by Mr. Siebel during the year ending December 31, 2008 will be (euro)165,000 or approximately $234,000 using current exchange rates and will be paid in equal monthly installments. Pursuant to the Consulting Agreement, which includes a noncompete provision, Carl Siebel Consulting GmbH will be an independent contractor, rather than Mr. Siebel being an employee, of AptarGroup.

          The description of the Consulting Agreement in this Item 5.02 is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is attached hereto as Exhibit
          10.4 and incorporated herein by reference.


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


Item 9.01   Financial Statements and Exhibits.
            ----------------------------------


      (d) Exhibits

      10.1  Employment Agreement dated October 17, 2007 of Peter Pfeiffer.

      10.2  German Employment Agreement dated October 17, 2007 of
            Peter Pfeiffer.

      10.3 Supplement to the Pension Scheme Arrangement dated October 17, 2007 pertaining to the pension plan between a subsidiary of AptarGroup, Inc. and Peter Pfeiffer.

      10.4 Consulting Agreement between AptarGroup, Inc. and Carl Siebel Consulting GmbH dated October 17, 2007.

      99.1  Press release issued by AptarGroup, Inc. dated October 17, 2007.


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


                                   SIGNATURES
                                   ----------


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            AptarGroup, Inc.

Date:  October 17, 2007                 By: /s/ Stephen J. Hagge
                                            --------------------
                                            Stephen J. Hagge
                                            Executive Vice President, Chief
                                            Financial Officer and Secretary


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


                                  Exhibit Index
                                  -------------


10.1         Employment Agreement dated October 17, 2007 of Peter
             Pfeiffer.

10.2         German Employment Agreement dated October 17, 2007 of
             Peter Pfeiffer.

10.3         Supplement to the Pension Scheme Arrangement dated
             October 17, 2007 pertaining to the pension plan between a subsidiary of AptarGroup, Inc. and Peter Pfeiffer.

10.4 Consulting Agreement between AptarGroup, Inc. and Carl Siebel Consulting GmbH dated October 17, 2007.

99.1         Press Release issued by AptarGroup, Inc. dated October
             17, 2007.


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